December 2024

Preliminary Pricing Supplement No. 5,385

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 12, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after one year, the securities will be automatically redeemed if the index closing value of each of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index, which we refer to as the underlying indices, on any of the monthly determination dates is greater than or equal to 100% of its respective initial index value, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective call threshold level, investors will receive a fixed positive return, as set forth below. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to 70% of its respective initial index value, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying index closes at or above the respective call threshold level on a monthly determination date or the final determination date, respectively. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective downside threshold level of any underlying index will result in a significant loss of your investment, even if the other underlying indices have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 29.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”), Dow Jones Industrial AverageSM (the “INDU Index”) and Russell 2000® Index (the “RTY Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 23, 2024
Original issue date:	December 27, 2024 (3 business days after the pricing date)
Maturity date:	December 28, 2029
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if on any monthly determination date, beginning on December 24, 2025, the index closing value of each underlying index is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 10.25% per annum, to be determined on the pricing date) for each monthly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:

With respect to the NDXT Index, , which is 70% of its initial index value

With respect to the INDU Index, , which is 70% of its initial index value

With respect to the RTY Index, , which is 70% of its initial index value

Call threshold level:

With respect to the NDXT Index, , which is 100% of its initial index value

With respect to the INDU Index, , which is 100% of its initial index value

With respect to the RTY Index, , which is 100% of its initial index value

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective call threshold level:

At least $1,512.50 (to be determined on the pricing date)

●If the final index value of any underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $948.40 per security, or within $55.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)See “Use of proceeds and hedging” on page 27.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

Terms continued from previous page:
Initial index value:

With respect to the NDXT Index, , which is its index closing value on the pricing date

With respect to the INDU Index, , which is its index closing value on the pricing date

With respect to the RTY Index, , which is its index closing value on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
CUSIP / ISIN:	61777RJT1 / US61777RJT14
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	12/24/2025	1st early redemption date:	12/30/2025	At least $1,102.50
2nd determination date:	1/23/2026	2nd early redemption date:	1/28/2026	At least $1,111.042
3rd determination date:	2/23/2026	3rd early redemption date:	2/26/2026	At least $1,119.583
4th determination date:	3/23/2026	4th early redemption date:	3/26/2026	At least $1,128.125
5th determination date:	4/23/2026	5th early redemption date:	4/28/2026	At least $1,136.667
6th determination date:	5/26/2026	6th early redemption date:	5/29/2026	At least $1,145.208
7th determination date:	6/23/2026	7th early redemption date:	6/26/2026	At least $1,153.75
8th determination date:	7/23/2026	8th early redemption date:	7/28/2026	At least $1,162.292
9th determination date:	8/24/2026	9th early redemption date:	8/27/2026	At least $1,170.833
10th determination date:	9/23/2026	10th early redemption date:	9/28/2026	At least $1,179.375
11th determination date:	10/23/2026	11th early redemption date:	10/28/2026	At least $1,187.917
12th determination date:	11/23/2026	12th early redemption date:	11/27/2026	At least $1,196.458
13th determination date:	12/23/2026	13th early redemption date:	12/29/2026	At least $1,205.00
14th determination date:	1/25/2027	14th early redemption date:	1/28/2027	At least $1,213.542
15th determination date:	2/23/2027	15th early redemption date:	2/26/2027	At least $1,222.083
16th determination date:	3/23/2027	16th early redemption date:	3/26/2027	At least $1,230.625
17th determination date:	4/23/2027	17th early redemption date:	4/28/2027	At least $1,239.167
18th determination date:	5/24/2027	18th early redemption date:	5/27/2027	At least $1,247.708
19th determination date:	6/23/2027	19th early redemption date:	6/28/2027	At least $1,256.25
20th determination date:	7/23/2027	20th early redemption date:	7/28/2027	At least $1,264.792
21st determination date:	8/23/2027	21st early redemption date:	8/26/2027	At least $1,273.333
22nd determination date:	9/23/2027	22nd early redemption date:	9/28/2027	At least $1,281.875
23rd determination date:	10/25/2027	23rd early redemption date:	10/28/2027	At least $1,290.417
24th determination date:	11/23/2027	24th early redemption date:	11/29/2027	At least $1,298.958
25th determination date:	12/23/2027	25th early redemption date:	12/28/2027	At least $1,307.50
26th determination date:	1/24/2028	26th early redemption date:	1/27/2028	At least $1,316.042
27th determination date:	2/23/2028	27th early redemption date:	2/28/2028	At least $1,324.583
28th determination date:	3/23/2028	28th early redemption date:	3/28/2028	At least $1,333.125
29th determination date:	4/24/2028	29th early redemption date:	4/27/2028	At least $1,341.667
30th determination date:	5/23/2028	30th early redemption date:	5/26/2028	At least $1,350.208
31st determination date:	6/23/2028	31st early redemption date:	6/28/2028	At least $1,358.75

December 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
32nd determination date:	7/24/2028	32nd early redemption date:	7/27/2028	At least $1,367.292
33rd determination date:	8/23/2028	33rd early redemption date:	8/28/2028	At least $1,375.833
34th determination date:	9/25/2028	34th early redemption date:	9/28/2028	At least $1,384.375
35th determination date:	10/23/2028	35th early redemption date:	10/26/2028	At least $1,392.917
36th determination date:	11/24/2028	36th early redemption date:	11/29/2028	At least $1,401.458
37th determination date:	12/26/2028	37th early redemption date:	12/29/2028	At least $1,410.00
38th determination date:	1/23/2029	38th early redemption date:	1/26/2029	At least $1,418.542
39th determination date:	2/23/2029	39th early redemption date:	2/28/2029	At least $1,427.083
40th determination date:	3/23/2029	40th early redemption date:	3/28/2029	At least $1,435.625
41st determination date:	4/23/2029	41st early redemption date:	4/26/2029	At least $1,444.167
42nd determination date:	5/23/2029	42nd early redemption date:	5/29/2029	At least $1,452.708
43rd determination date:	6/25/2029	43rd early redemption date:	6/28/2029	At least $1,461.25
44th determination date:	7/23/2029	44th early redemption date:	7/26/2029	At least $1,469.792
45th determination date:	8/23/2029	45th early redemption date:	8/28/2029	At least $1,478.333
46th determination date:	9/24/2029	46th early redemption date:	9/27/2029	At least $1,486.875
47th determination date:	10/23/2029	47th early redemption date:	10/26/2029	At least $1,495.417
48th determination date:	11/23/2029	48th early redemption date:	11/28/2029	At least $1,503.958
Final determination date:	12/24/2029	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least approximately 10.25% per annum.

December 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of each of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index on any monthly determination date (beginning after one year) is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective call threshold level, investors will receive a fixed positive return, as set forth below. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive a payment of maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying index.

Maturity:	Approximately 5 years
Automatic early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any monthly determination date, the index closing value of each underlying index is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 10.25% per annum) for each monthly determination date, as follows*:

●1st determination date:	At least $1,102.50
●2nd determination date:	At least $1,111.042
●3rd determination date:	At least $1,119.583
●4th determination date:	At least $1,128.125
●5th determination date:	At least $1,136.667
●6th determination date:	At least $1,145.208
●7th determination date:	At least $1,153.75
●8th determination date:	At least $1,162.292
●9th determination date:	At least $1,170.833
●10th determination date:	At least $1,179.375
●11th determination date:	At least $1,187.917
●12th determination date:	At least $1,196.458
●13th determination date:	At least $1,205.00
●14th determination date:	At least $1,213.542
●15th determination date:	At least $1,222.083
●16th determination date:	At least $1,230.625
●17th determination date:	At least $1,239.167

December 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

●18th determination date:	At least $1,247.708
●19th determination date:	At least $1,256.25
●20th determination date:	At least $1,264.792
●21st determination date:	At least $1,273.333
●22nd determination date:	At least $1,281.875
●23rd determination date:	At least $1,290.417
●24th determination date:	At least $1,298.958
●25th determination date:	At least $1,307.50
●26th determination date:	At least $1,316.042
●27th determination date:	At least $1,324.583
●28th determination date:	At least $1,333.125
●29th determination date:	At least $1,341.667
●30th determination date:	At least $1,350.208
●31st determination date:	At least $1,358.75
●32nd determination date:	At least $1,367.292
●33rd determination date:	At least $1,375.833
●34th determination date:	At least $1,384.375
●35th determination date:	At least $1,392.917
●36th determination date:	At least $1,401.458
●37th determination date:	At least $1,410.00
●38th determination date:	At least $1,418.542
●39th determination date:	At least $1,427.083
●40th determination date:	At least $1,435.625
●41st determination date:	At least $1,444.167
●42nd determination date:	At least $1,452.708
●43rd determination date:	At least $1,461.25
●44th determination date:	At least $1,469.792
●45th determination date:	At least $1,478.333
●46th determination date:	At least $1,486.875
●47th determination date:	At least $1,495.417
●48th determination date:	At least $1,503.958

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective call threshold level:

At least $1,512.50 (to be determined on the pricing date)

●If the final index value of any underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000

●If the final index value of any underlying index is less than its respective downside

December 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

threshold level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

December 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $948.40, or within $55.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed if the index closing value of each of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index on any monthly determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each underlying index closes at or above its respective call threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that any underlying index closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to at least $1,512.50 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in any underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that any underlying index closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective call threshold level, but the final index value of each underlying index is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that any underlying index closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any underlying index closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

December 2024 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 28, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value of each underlying index on each of the monthly determination dates (beginning after one year), and the payment at maturity, if any, will be determined by reference to the index closing value of each underlying index on the final determination date. The actual early redemption payment with respect to each applicable determination date, initial index values, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 10.25% per annum) for each monthly determination date (beginning after one year), as follows:

	●1st determination date:	$1,102.50
	●2nd determination date:	$1,111.042
	●3rd determination date:	$1,119.583
	●4th determination date:	$1,128.125
	●5th determination date:	$1,136.667
	●6th determination date:	$1,145.208
	●7th determination date:	$1,153.75
	●8th determination date:	$1,162.292
	●9th determination date:	$1,170.833
	●10th determination date:	$1,179.375
	●11th determination date:	$1,187.917
	●12th determination date:	$1,196.458
	●13th determination date:	$1,205.00
	●14th determination date:	$1,213.542
	●15th determination date:	$1,222.083
	●16th determination date:	$1,230.625
	●17th determination date:	$1,239.167
	●18th determination date:	$1,247.708
	●19th determination date:	$1,256.25
	●20th determination date:	$1,264.792
	●21st determination date:	$1,273.333
	●22nd determination date:	$1,281.875
	●23rd determination date:	$1,290.417
	●24th determination date:	$1,298.958
	●25th determination date:	$1,307.50
	●26th determination date:	$1,316.042
	●27th determination date:	$1,324.583
	●28th determination date:	$1,333.125
	●29th determination date:	$1,341.667
	●30th determination date:	$1,350.208
	●31st determination date:	$1,358.75

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	●32nd determination date:	$1,367.292
	●33rd determination date:	$1,375.833
	●34th determination date:	$1,384.375
	●35th determination date:	$1,392.917
	●36th determination date:	$1,401.458
	●37th determination date:	$1,410.00
	●38th determination date:	$1,418.542
	●39th determination date:	$1,427.083
	●40th determination date:	$1,435.625
	●41st determination date:	$1,444.167
	●42nd determination date:	$1,452.708
	●43rd determination date:	$1,461.25
	●44th determination date:	$1,469.792
	●45th determination date:	$1,478.333
	●46th determination date:	$1,486.875
	●47th determination date:	$1,495.417
	●48th determination date:	$1,503.958
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective call threshold level:

$1,512.50 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final index value of any underlying index is less than its respective call threshold level but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the NDXT Index: 10,000 With respect to the INDU Index: 31,000 With respect to the RTY Index: 2,200
Hypothetical Downside Threshold Level:

With respect to the NDXT Index: 7,000, which is 70% of its hypothetical initial index value

With respect to the INDU Index: 21,700, which is 70% of its hypothetical initial index value

With respect to the RTY Index: 1,540, which is 70% of its hypothetical initial index value

Hypothetical Call Threshold Level:

With respect to the NDXT Index: 10,000, which is 100% of its hypothetical initial index value

With respect to the INDU Index: 31,000, which is 100% of its hypothetical initial index value

With respect to the RTY Index: 2,200, which is 100% of its hypothetical initial index value

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Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	NDXT Index Closing Value	INDU Index Closing Value	RTY Index Closing Value	Payment (per Security)
1st Determination Date	8,000 (below the call threshold level)	34,000 (at or above the call threshold level)	2,900 (at or above the call threshold level)	--
2nd Determination Date	13,000 (at or above the call threshold level)	33,000 (at or above the call threshold level)	2,750 (at or above the call threshold level)	$1,111.042

In this example, on the first determination date, the index closing values of two of the underlying indices are at or above their respective call threshold levels, but the index closing value of the other underlying index is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the index closing value of each underlying index is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,111.042 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying index.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying indices close below the respective call threshold level(s) on each of the monthly determination dates (beginning after one year), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	NDXT Index Final Index Value	INDU Index Final Index Value	RTY Index Final Index Value	Payment at Maturity (per Security)
Example 1:	15,000 (at or above its call threshold level)	32,500 (at or above its call threshold level)	2,500 (at or above its call threshold level)	$1,512.50
Example 2:	12,000 (at or above its call threshold level and downside threshold level)	24,800 (below its call threshold level but at or above its downside threshold level)	2,420 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	12,000 (at or above its call threshold level and downside threshold level)	38,750 (at or above its call threshold level and downside threshold level)	880 (below its downside threshold level)	$1,000 × (880 / 2,200) = $400
Example 4:	12,000 (at or above its call threshold level and downside threshold level)	6,200 (below its downside threshold level)	1,650 (below its call threshold level but at or above its downside threshold level)	$1,000 × (6,200 / 31,000) = $200
Example 5:	2,000 (below its downside threshold level)	13,950 (below its downside threshold level)	1,100 (below its downside threshold level)	$1,000 × (2,000 / 10,000) = $200

In example 1, the final index value of each underlying index is at or above its respective call threshold level. Therefore, investors receive at maturity a fixed positive return. Investors do not participate in any appreciation in any underlying index.

In example 2, the final index values of two of the underlying indices are at or above their call threshold levels and downside threshold levels, but the final index value of the other underlying index is below its call threshold level and at or above its downside threshold level. The NDXT Index has increased 20% from its initial index value to its final index value, the RTY Index has increased 10% from its initial index value to its final index value and the INDU Index has declined 20% from its initial index value to its final index value. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying index.

In example 3, the final index values of two of the underlying indices are at or above their call threshold levels and downside threshold levels, but the final index value of the other underlying index is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity. The NDXT Index has increased 20% from its initial index value to its final index value, the INDU Index has increased 25% from its initial index value to its final index value and the RTY Index has declined 60% from its initial index value to its final index value. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the RTY Index, which is the worst performing underlying index in this example.

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In example 4, the final index value of one of the underlying indices is at or above its call threshold level and downside threshold level, the final index value of one of the underlying indices is below its call threshold level and at or above its downside threshold level, and the final index value of the other underlying index is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity. The NDXT Index has increased 20% from its initial index value to its final index value, the RTY Index has declined 25% from its initial index value to its final index value and the INDU Index has declined 80% from its initial index value to its final index value. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the INDU Index, which is the worst performing underlying index in this example.

In example 5, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. The NDXT Index has declined 80% from its initial index value to its final index value, the INDU Index has declined 55% from its initial index value to its final index value and the RTY Index has declined 50% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the NDXT Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final index value of any underlying index is less than its respective downside threshold level of 70% of its initial index value, you will be exposed to the decline in the value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying index closes at or above its respective call threshold level on any monthly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final index value of each underlying index is at or above its call threshold level. In all cases, you will not participate in any appreciation of any underlying index, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying index at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying index based on its historical performance. The value(s) of one or more of the underlying indices may decrease so that you will receive no return on your investment and receive a payment at

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maturity that is less than 70% of the stated principal amount. See “Nasdaq-100® Technology Sector IndexSM Overview,” “Dow Jones Industrial AverageSM Overview” and “Russell 2000® Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed within the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

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The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the downside threshold level for such underlying index, which is the value at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the call threshold levels, the downside threshold levels, the final index values, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper

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U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of each underlying index. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive an early redemption payment, each underlying index must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and any underlying index has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them

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more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on any subsequent early redemption date or the payment at maturity, as applicable, will be based on whether the value of such underlying index based on the closing prices of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance is greater than or equal to the call threshold level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

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Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	NDXT	52 Week High (on 7/10/2024):	11,224.97
Current Index Value:	10,765.07	52 Week Low (on 12/11/2023):	9,095.48
52 Weeks Ago:	9,095.48

The following graph sets forth the daily index closing values of the NDXT Index for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDXT Index for each quarter in the same period. The index closing value of the NDXT Index on December 10, 2024 was 10,765.07. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NDXT Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDXT Index at any time, including on the determination dates.

NDXT Index Daily Index Closing Values January 1, 2019 to December 10, 2024

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Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter	10,686.65	9,098.91	10,420.33
Second Quarter	10,883.35	9,500.55	10,790.65
Third Quarter	11,224.97	9,288.31	10,443.26
Fourth Quarter (through December 10, 2024)	11,142.01	10,154.19	10,765.07

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

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Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	INDU	52 Week High (on 12/4/2024):	45,014.04
Current Index Value:	44,247.83	52 Week Low (on 12/11/2023):	36,404.93
52 Weeks Ago:	36,404.93

The following graph sets forth the daily index closing values of the INDU Index for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the INDU Index for each quarter in the same period. The index closing value of the INDU Index on December 10, 2024 was 44,247.83. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the INDU Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the INDU Index at any time, including on the determination dates.

INDU Index Daily Index Closing Values January 1, 2019 to December 10, 2024

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Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter	34,302.61	31,819.14	33,274.15
Second Quarter	34,408.06	32,764.65	34,407.60
Third Quarter	35,630.68	33,507.50	33,507.50
Fourth Quarter	37,710.10	32,417.59	37,689.54
2024
First Quarter	39,807.37	37,266.67	39,807.37
Second Quarter	40,003.59	37,735.11	39,118.86
Third Quarter	42,330.15	38,703.27	42,330.15
Fourth Quarter (through December 10, 2024)	45,014.04	41,763.46	44,247.83

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 11/25/2024):	2,442.031
Current Index Value:	2,382.774	52 Week Low (on 12/12/2023):	1,881.269
52 Weeks Ago:	1,883.681

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on December 10, 2024 was 2,382.774. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Index Closing Values January 1, 2019 to December 10, 2024

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter (through December 10, 2024)	2,442.031	2,180.146	2,382.774

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the NDXT Index, Nasdaq OMX Group, Inc., or any successor thereof.

With respect to the INDU Index, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

Index closing value:

With respect to each of the NDXT Index and the INDU Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the NDXT Index or the INDU Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the early redemption date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the early redemption date or the maturity date, as applicable, the business day immediately preceding the scheduled early redemption date or maturity date, as applicable, and (ii) with respect to notice of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the

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Principal at Risk Securities

securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities
Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential

December 2024 Page 26

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Principal at Risk Securities

application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 7 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the level at or above which such underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related

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All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

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All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

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All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Dow Jones Industrial AverageSM and the Russell 2000® Index

Principal at Risk Securities

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

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The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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